As filed with the Securities and Exchange Commission on March 21, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Endeavour International Corporation*

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0448389 (I.R.S. Employer Identification Number)

811 Main Street, Suite 2100

Houston, Texas 77002

(713) 307-8700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William L. Transier

811 Main Street, Suite 2100

Houston, Texas 77002

(713) 307-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

T. Mark Kelly
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	(1)	(2)	(2)
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,917,834	$ 3.29	$ 9,599,674	$ 1,236
Warrants to purchase common stock, par value $0.001 per share, at an exercise price of $5.292 per share (3)	729,458	N/A	N/A	N/A

Common Stock, par value $0.001 per share, issuable upon exercise of the Warrants	729,458	$ 3.29	$ 2,399,917	$ 309
6.5% Convertible Notes	$ 17,500,000	100%	$ 17,500,000	$ 2,254
Common Stock, par value $0.001 per share, issuable upon conversion of the 6.5% Convertible Notes (4)	3,753,754	N/A	N/A	N/A
Guarantees of 6.5% Convertible Notes (5)	N/A	N/A	N/A	N/A

___________________________________

(1)Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover or to proportionally reduce, as applicable, an indeterminate number of shares of the registrant issuable in the event the number of shares of the registrant is increased, or reduced, as applicable, by reason of any stock split, reverse stock split, stock distribution or other similar transaction.

(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(r) under the Securities Act, based on the average of the high and low prices of the Registrant’s shares as reported by the New York Stock Exchange on March 20, 2014.

(3)Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the warrants.

(4)Pursuant to Rule 457(j) under the Securities Act, no separate registration fee is required with respect to the common stock underlying the 6.5% Convertible Notes.

(5)Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is required with respect to the guarantees.

*Includes certain subsidiaries of Endeavour International Corporation identified on the following page.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS*

The following are co-registrants that guarantee the 6.5% Convertible Notes:

Registrant Guarantors(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Endeavour Operating Corporation	Delaware	20-0796552
Endeavour Energy New Ventures Inc.	Delaware	20-2057563
END Management Company	Delaware	20-2057578

(1)

The address for each of the Registrant Guarantors is 811 Main Street, Suite 2100, Houston, Texas 77002, and the telephone number for each of the Registrant Guarantors is (713) 307-8700. The Primary Industrial Classification Code for each of the Registrant Guarantors is 1311.

Subject to Completion, dated March 21, 2014

PRELIMINARY PROSPECTUS

2,917,834 SHARES OF COMMON STOCK

AND

WARRANTS TO PURCHASE 729,458 SHARES

AT A STRIKE PRICE OF $5.292

AND

729,458 SHARES UNDERLYING THE WARRANTS

AND

$17,500,000 OF 6.5% CONVERTIBLE SENIOR NOTES

AND

3,753,754 SHARES UNDERLYING THE 6.5% CONVERTIBLE SENIOR NOTES

ENDEAVOUR INTERNATIONAL CORPORATION

On February 28, 2014, we issued 2,917,834 shares (the “Shares”) of our common stock to certain investors (the “Selling Stockholders”) and warrants (the “Warrants”) pursuant to which the Selling Stockholders may acquire 729,458 shares (the “Warrant Shares”) of our common stock in the aggregate at a purchase price of $5.292 per share at any time until February 28, 2019.    Subsequently, on March 3, 2014, we issued $12,500,000 aggregate principal amount of our 6.5% Convertible Senior Notes (the “Initial Notes”) to the Selling Stockholders and on March 7, 2014, we issued an additional $5,000,000 aggregate principal amount of our 6.5% Convertible Senior Notes (the “Option Notes” and together with the Initial Notes, the “Notes”) to the Selling Stockholders. The Notes are convertible into shares of our common stock at an initial conversion rate of 214.5002 shares of our common stock per $1,000 principal amount of Notes.  Accordingly, the Selling Stockholders may acquire 3,753,754 shares (the “Conversion Shares,” and collectively with the Shares, the Warrants, the Warrant Shares and the Notes, the “Securities”) of our common stock in the aggregate at a conversion price of approximately $4.662 per share at any time until the Expiration Date (as defined in the indenture governing the Notes). The Securities may be offered and sold by the Selling Stockholders named in this prospectus or any prospectus supplement from time to time in accordance with the provisions set forth under “Plan of Distribution.”

We entered into a registration rights agreement with the purchasers of the Securities pursuant to which we agreed to file a shelf registration statement (of which this prospectus is a part) with the Securities and Exchange Commission covering resales of the Securities.

We are not selling any securities under this prospectus and will not receive any proceeds if and when the Selling Stockholders sell the Securities in the future. We cannot predict when or in what amounts the Selling Stockholders may sell any of the Securities offered by this prospectus.  If the holders of the Warrants exercise in full (and do not use the cashless exercise provision), we would receive proceeds of approximately $3.9 million, which would be used for general corporate purposes.

The Selling Stockholders may sell none, some or all of the Securities offered by this prospectus. Sales may be at fixed prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. Such sales may occur in the open market, in negotiated transactions and in a combination of these methods. We will not receive any of the proceeds from the sale of the Securities covered by this prospectus.

Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “END.” On March 20, 2014 the last reported sale price of our shares on the NYSE was $3.25 per share.  There is currently no trading market for the Warrants or Notes.

Investing in any of our securities involves risk. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2014.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. Neither we nor the Selling Stockholders have authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation or an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or any prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

1

2 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered, from time to time, by the Selling Stockholders. Each time a Selling Stockholder sells securities, the Selling Stockholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the Selling Stockholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including the “Risk Factors,” and our SEC reports in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Endeavour,” “we,” “us” or “our” are to Endeavour International Corporation and its subsidiaries.

3 THE COMPANY

Endeavour International Corporation is an independent oil and gas company engaged in the production, exploration, development and acquisition of crude oil and natural gas in the North Sea and the U.S.

Our principal executive offices are located at 811 Main Street, Suite 2100, Houston, Texas 77002. Our common stock is listed on the NYSE under the symbol “END” and on the London Stock Exchange under the symbol “ENDV.” We maintain a web site at www.endeavourcorp.com. However, the information on, or accessible through, our website is not part of this prospectus, and you should rely only on the information contained in this prospectus and in the documents incorporated herein by reference when making a decision as to whether to buy our common stock offered by this prospectus.

4 WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, we file annual, quarterly and current reports and other information with the SEC (File No. 001-32212) pursuant to the Exchange Act. You may read and copy any documents that are filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

Our filings are also available to the public through the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, as modified by our Annual Report on Form 10-K/A filed on March 21, 2014;
•	our Current Reports on Form 8-K and Form 8-K/A filed on January 6, 2014, January 30, 2014, February 5, 2014, March 6, 2014, March 13, 2014 and March 19, 2014; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed on March 14, 2011, including any other amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

All future documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the registration statement of which this prospectus is a part and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities (including all documents we may file with the SEC after the date the registration statement that contains this prospectus was filed with the SEC and prior to its effectiveness) shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

Endeavour International Corporation

811 Main Street, Suite 2100

Houston, Texas 77002

(713) 307-8700

Attention: Corporate Secretary

We also maintain a website at www.endeavourcorp.com. However, the information on, or accessible through, our website is not part of, and is not incorporated by reference in, this prospectus.

5 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed or incorporated by reference in this prospectus are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  In particular, this report contains forward-looking statement pertaining to the following:

•	our future financial position;
•	our business strategy;
•	recent and pending acquisitions;
•	budgets;
•	projected costs, savings and plans;
•	objectives of management for future operations;
•	legal strategies; and

•	legal proceedings.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.  These risks, contingencies and uncertainties, which may not be exhaustive, relate to, among other matters, the following:

•	discovery, estimation, development and replacement of oil and gas reserves;
•	decreases in proved reserves due to technical or economic factors;
•	drilling of wells and other planned exploitation activities;
•	timing and amount of future production of oil and gas;
•	the volatility of oil and gas prices;
•	availability and terms of capital;
•	operating costs such as lease operating expenses, administrative costs and other expenses;
•	our future operating or financial results;
•	amount, nature and timing of capital expenditures, including future development costs;
•	cash flow and anticipated liquidity;
•	availability of drilling and production equipment;
•	uncertainties related to drilling and production operations in a new region;
•	cost and access to natural gas gathering, treatment and pipeline facilities;
•	outcome of legal disputes;
•	environmental hazards, such as natural gas leaks, oil spills and discharges of toxic gases;
•	business strategy and the availability of acquisition opportunities; and
•	factors not known to us at this time.

Any of these factors, or a combination of these factors, could materially affect our future financial condition or results of operations and the ultimate accuracy of the forward-looking statements.  The forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including those mentioned in “Risk Factors” beginning on page 4 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2013.  These forward-looking statements speak only as of the date of this prospectus, or, if earlier, as of the date they were made. Except as required by law, we undertake no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

6 RISK FACTORS

An investment in our Securities involves risk. You should carefully consider all of the information contained in this prospectus and the documents incorporated by reference as provided under “Where You Can Find More Information,” including our Annual Report on Form 10-K for the year ended December 31, 2013. This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below, elsewhere in this prospectus and in the documents incorporated by reference. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

Risks Related to an Investment in the Notes

We may not be able to generate enough cash flow to meet our debt obligations.

We expect our earnings and cash flow to vary significantly from year to year due to the cyclical nature of our industry. As a result, the amount of debt that we can service in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and commitments, including the Notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt, including the Notes. Many of these factors, such as oil and natural gas prices, economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control.

If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•refinancing or restructuring our debt;

•selling assets;

•reducing or delaying capital investments; or

•seeking to raise additional capital.

However, we cannot assure you that undertaking alternative financing plans, if necessary, would allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the Notes, or to obtain alternative financing, could materially and adversely affect our ability to make payments on the Notes and our business, financial condition, results of operations and prospects.

Claims of noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the Notes.

None of our existing foreign subsidiaries guarantee the Notes. Subject to certain limitations, the indenture governing the Notes permits us to form or acquire certain subsidiaries that are also not guarantors of the Notes and to permit such non-guarantor subsidiaries to acquire assets and incur indebtedness. Noteholders will not have any claim as creditors against any of our non-guarantor subsidiaries to the assets and earnings of those subsidiaries. The claims of the creditors of those subsidiaries, including their trade creditors, banks and other lenders, would have priority over any of our claims or those of our other subsidiaries as equity holders of the non-guarantor subsidiaries. Moreover, if we fail to deliver our common stock upon conversion of a note and thereafter become the subject of bankruptcy proceedings, a holder’s claim for damages arising from such failure could be subordinated to all of our non-guarantor subsidiaries’ existing and future obligations. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of the non-guarantor subsidiaries, creditors of those subsidiaries would be paid before any amounts would be distributed to us or to any of the guarantors as equity, and thus be available to satisfy our obligations under the Notes and other claims against us or the guarantors. A non-guarantor subsidiary owns our U.K. assets, including our development assets at Bacchus, Rochelle and Columbus.

We may not be able to repurchase the Notes.

Upon the occurrence of a fundamental change, holders of Notes may require us to purchase for cash any or all of their Notes at a price equal to 101% of the principal amount plus any accrued and unpaid interest. We cannot assure you that we will have sufficient financial resources to pay the purchase price of the Notes on any date that we would be required to do so under the terms of the Notes. If we do not have sufficient financial resources, we may have to raise funds through debt or equity financing. Our ability to raise this financing will depend on prevailing market conditions and restrictions under our other debt obligations. Further, we may not be able to raise this financing on acceptable terms or within the period required to satisfy our obligation to make timely payment under the terms of the Notes or at all. Moreover, our ability to fund a required purchase of the Notes upon a fundamental change or to secure third-party financing to do so may be adversely affected to the extent that our or our subsidiaries’ current or future debt instruments also require the repayment of such debt upon the occurrence of such a fundamental change. In addition, our ability to repurchase the Notes when required upon a fundamental change is currently restricted by the terms of our outstanding indebtedness, and it may be restricted by law or by the terms of agreements to which we or our subsidiaries may hereafter be parties. The failure to repurchase the Notes when required would constitute an event of default under the indenture, which might in turn constitute a default under the terms of our or our subsidiaries’ other indebtedness. Further, certain important corporate events, such as a spin-off transaction, a reorganization, certain acquisitions or a leveraged recapitalization that would increase the level of our indebtedness, or otherwise adversely affect our capital structure or our credit ratings, may not constitute a fundamental change under the indenture and would not trigger our obligation to repurchase the Notes.

Despite our and our subsidiaries’ current level of indebtedness, we may still be able to incur more indebtedness.

We and our subsidiaries may be able to incur additional indebtedness in the future. Neither we nor any of our subsidiaries will be restricted under the terms of the Notes or the indenture governing the Notes from incurring additional indebtedness, including secured debt. Our ability to recapitalize, incur additional debt, and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the Notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that subsidiary guarantor, if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

•intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•was insolvent or rendered insolvent by reason of such incurrence;

•was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•it could not pay its debts as they become due.

Each subsidiary guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless.

Your right to receive payments on the Notes is effectively subordinated to the right of lenders who may have a security interest in our assets to the extent of the value of those assets.

Our obligations under the Notes and the guarantors’ obligations under their guarantees of the Notes are unsecured, but a significant amount of our existing debt is, and our future debt may be, secured by a security interest in our assets, including all or substantially all of our oil and natural gas properties and the ownership interests of all of our subsidiaries. If we are declared bankrupt or insolvent, or if we default under such indebtedness, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders under such indebtedness could foreclose on the pledged assets to the exclusion of holders of the Notes, even if an event of default exists under the indenture governing the Notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any guarantor in a transaction permitted under the terms of the indenture governing the Notes, then such guarantor will be released from its guarantee of the Notes automatically and immediately upon such sale. In any such event, because the Notes are not secured by any of such assets or by the equity interests in any subsidiary, it is possible that there would be no assets from which your claims could be satisfied or, if any such assets existed, they might be insufficient to satisfy your claims in full.

Our ability to repay our debt, including the Notes, is affected by the cash flow generated by our subsidiaries.

Our subsidiaries own all or substantially all of our assets and conduct all of our operations. Accordingly, repayment of our indebtedness, including the Notes, will be dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. None of our existing foreign subsidiaries initially guarantee our obligations under the Notes. Unless they guarantee the Notes, any of our future subsidiaries will not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive sufficient distributions from our subsidiaries, we may be unable to make required principal, premium, if any, and interest payments on our indebtedness, including the Notes.

We expect that the market price of the Notes will be significantly affected by the price of our common stock and the sale or availability of shares for sale in the market.

The market price of the Notes is expected to be significantly affected by the market price of our common stock, which has been volatile. This may result in greater volatility in the trading value of the Notes than would be expected for nonconvertible debt securities we issue.

We cannot predict the size of future issuances or sales of our common stock or other equity related securities (including additional convertible Notes) in the public market or the effect, if any, that they may have on the market price for our common stock. The issuance and sales of substantial amounts of common stock or other equity related securities (including additional convertible Notes), or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock. The price of our common stock could be affected by possible sales of our common stock by investors who view the Notes as a more attractive means of equity participation in our company and by short selling, hedging or arbitrage trading activity that we expect to develop involving our common stock as a result of this offering. In addition, the existence of the Notes may encourage short selling in our common stock by market participants because the dilutive effect of the conversion of the Notes could depress the price of our common stock.

The Notes are not protected by restrictive covenants.

The indenture governing the Notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries.

We could enter into various transactions, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions, which would not constitute a fundamental change under the terms of the Notes, but which could nevertheless increase the amount of our outstanding debt at such time, or adversely affect our capital structure, or otherwise adversely affect holders of the Notes.

Under the terms of the Notes, a variety of acquisition, refinancing, recapitalization or other highly leveraged transactions would not be considered fundamental change transactions. The term “fundamental change” is limited to certain specified transactions and may not include other events that might harm our financial condition. In addition, the term “fundamental change” in connection with the purchase of Notes by us at the option of the holders does not apply to certain transactions in which 90% or more of the consideration paid for our common stock in a merger or similar transaction is publicly traded capital stock and as a result of such transaction the Notes become convertible into such consideration. As a result, we could enter into any of these transactions without being required to make an offer to repurchase the Notes even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or otherwise materially adversely affect the holders of the Notes. Accordingly, our obligation to offer to purchase the Notes upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. In addition, if a transaction is not considered a fundamental change under the terms of the Notes, holders may not be eligible to receive a make-whole premium adjustment in connection with a conversion.

The conversion price of the Notes may not be adjusted for all dilutive events.

The conversion price of the Notes is subject to adjustment only for certain specified events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers. However, the conversion price will not be adjusted for other events, such as a third party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the Notes or our common stock. The anti-dilution adjustments provided for in the Notes are generally based on formulas that utilize fixed methodologies. We can provide no assurance that the anti-dilution adjustments relating to any particular transaction or event would adequately compensate you for any lost value of your Notes relating to such transaction or event.

Holding the Notes does not entitle you to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

As a holder of the Notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have rights with respect to our common stock only if you convert your Notes. For example, in the event that an amendment is proposed to our amended and restated certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to your conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or rights of our common stock.

Provisions of the Notes could discourage an acquisition of us by a third party.

Certain provisions of the Notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the Notes will have the right, at their option, to require us to repurchase for cash any or all of their Notes at a price equal to 101% of the principal amount plus any accrued and unpaid interest. We also may be required to issue additional shares of our common stock upon conversion of outstanding Notes in the event of certain corporate transactions.

7 USE OF PROCEEDS

The Securities offered by this prospectus are being registered for the account of the Selling Stockholders named in this prospectus. Therefore, any proceeds from the sale of our Securities will be received by the Selling Stockholders for their own account, and we will not receive any proceeds from the sale of our Securities offered by this prospectus.

If the holders of the Warrants exercise in full (and do not use the cashless exercise provision), we would receive proceeds of approximately $3.9 million, which would be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis. For purposes of this computation, earnings are defined as pretax earnings from continuing operations before adjustment for minority interest and equity losses in entities with oil and gas properties, plus interest expense, and amortization of debt discount and expense related to indebtedness.  Fixed charges are interest expense, including amortization of debt discount and expenses on indebtedness.

	Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	—	—	—	2.3x	—

Earnings were insufficient to cover fixed charges by  $113.0 million, $138.9 million, $118.6 million and $50.4 million for the years ended December 31, 2013, 2012, 2011 and 2009

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and have no intention of declaring or paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of our Board of Directors and to certain limitations imposed under Nevada corporate laws and the agreements governing our debt obligations. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.

Our Series B preferred stock is subject to a cumulative 8% dividend (the “Series B Preferred Stock”).  Unless the full amount of the foregoing dividends accrued for the Series B Preferred Stock is paid in full, we cannot declare or pay any dividend on our common stock.  In addition, certain of our debt facilities contain restrictions on the payment of dividends to the holders of our common stock.

Our Series C Preferred Stock is subject to a cumulative dividend, payable in cash or common stock at 4.5% or 4.92%, respectively.  Dividends on the Series C Preferred Stock also participate in any dividends paid on our common stock and are payable to the preferred stock investors prior to payment of any other dividend on any other shares of our capital stock.

Issuance of dividends in the form of common stock are subject to the following equity conditions (the “Equity Conditions”), which are waivable by two-thirds of the holders of the Series C Preferred Stock: (i) such common stock is listed on the NYSE Amex, the New York Stock Exchange or the Nasdaq Stock Market, and not subject to any trading suspension; (ii) we are not then subject to any bankruptcy event; and (iii) such common stock will be immediately re-saleable by the holders pursuant to an effective registration statement and otherwise in compliance with all applicable laws.  If we do not maintain the effectiveness of the registration statement, then the dividend rate on the Series C Preferred Stock will be increased by the product of 2.5% (if the dividend is paid in cash) or 2.63% (if the dividend is paid in stock) times the number of quarters (or portions thereof) in which the failure occurs or we fail to cure such failure.

8 SELLING STOCKHOLDERS

This prospectus covers the offering for resale from time to time, in one or more offerings, of (i) 2,917,834 shares of our common stock, (ii) warrants to purchase shares and up to 729,458 shares of common stock upon exercise of the warrants and (iii) $17,500,000 aggregate principal amount of our Notes and up to 3,753,754 shares of common stock upon conversion of the Notes, each of which are owned by the Selling Stockholders identified below. The Securities were issued to the Selling Stockholders in private placement transactions exempt from the registration requirements of the Securities Act under Section 4(a)(2) thereof pursuant to that certain Securities Purchase Agreement dated February 28, 2014 by and among us, the guarantors named therein and the Selling Stockholders identified below (the “Securities Purchase Agreement”).  The Securities issued include $5,000,000 aggregate principal amount of additional Notes that we issued to the Selling Stockholders on March 7, 2014 pursuant to the exercise of our option to sell additional Notes under the Securities Purchase Agreement. The Selling Stockholders have the option to purchase up to an additional $25,000,000 in shares of common stock, Warrants and Notes, subject to certain conditions.

In accordance with the terms of the Securities Purchase Agreement, we entered into a registration rights agreement with each of the Selling Stockholders, pursuant to which this prospectus has been prepared.

In connection with the issuance of the Warrants and Warrant Shares, we entered into a Warrant Agreement dated February 28, 2014 with each Selling Stockholder identified below (the “Warrant Agreement”) provided for, among other things: (i) an exercise price of $5.292 per share and an expiration date of February 28, 2019; (ii) customary representations and warranties; (iii) an obligation for us to provide customary registration rights (pursuant to which this prospectus has been prepared); and (iv) customary indemnification by each party. The Warrants were issued in connection with the investment in us pursuant to the Securities Purchase Agreement. It is our understanding that each Selling Stockholder acquired the Warrants in the ordinary course of business and at the time of such acquisition did not have any arrangement or understanding with any person to distribute these securities.

The Notes were issued in connection with the investment in us pursuant to the Securities Purchase Agreement. It is our understanding that each Selling Stockholder acquired the Notes in the ordinary course of business and at the time of such acquisition did not have any arrangement or understanding with any person to distribute these securities.

The following table sets forth information relating to the Selling Stockholders’ beneficial ownership of our common stock, Warrants and Notes as of March 21, 2014. As used herein, “Selling Stockholders” includes donees, pledgees, transferees or other success-in-interests selling shares or interests in shares received from a named Selling Stockholder after the date of this prospectus as a gift, pledge, partnership distribution or other transfer.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act. We will supplement or amend this prospectus to include additional Selling Stockholders upon request and upon provision of all required information to us.

The following table and related footnotes set forth:

•	the name of each Selling Stockholder;
•	if different, the name of the natural person(s) who exercise(s) sole/shared voting and/or investment power with respect to the shares;
•	the number of our shares of our common stock beneficially owned by such stockholder prior to the offering;
•	the number of Warrants being offered for the stockholder’s account;
•	the aggregate principal amount of Notes being offering for the stockholder’s account;
•	the number of Shares being offered for the stockholder’s account;

•	the number of shares of our common stock beneficially owned after completion of the offering, assuming the sale of all of the Shares that may be offered hereby;
•	the number of Warrants owned after completion of the offering, assuming the full exercise or the sale of all of the Warrants that may be offered hereby; and
•	the aggregate principal amount of Notes owned after completion of the offering, assuming the full conversion or the sale of all of the Notes that may be offered hereby.

Unless otherwise indicated, none of the Selling Stockholders is a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act. In addition, except as disclosed below, none of the Selling Stockholders has any material relationship with us or any of our predecessors or affiliates.

We prepared the table based on information supplied to us by the Selling Stockholders. We have not sought to verify such information.  Under SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or other right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Beneficial ownership is calculated based on 50,326,085 shares of our common stock outstanding as of March 20, 2014. In calculating the number of shares beneficially owned by a Selling Stockholder and the percentage ownership, shares of common stock subject to options and warrants held by that person that are currently exercisable or convertible or become exercisable or convertible within 60 days of March 20, 2014 (“exercisable stock options” and “exercisable warrants,” respectively) are deemed outstanding even if they have not actually been exercised or converted. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities but are not treated as outstanding for computing the percentage ownership of any other person. Additionally, some or all of the Selling Stockholders may have sold or transferred some or all of their securities in exempt or non-exempt transactions since such date. Other information about the Selling Stockholders may also change over time.

Pursuant to the terms of the Securities Purchase Agreement, Whitebox Advisors, LLC and its affiliates (including each Selling Stockholder) may not acquire shares of the our common stock, including without limitation in connection with the purchase, exercise or conversion of the Securities, to the extent that, upon such acquisition, the number of shares of common stock then beneficially owned by Whitebox Advisors, LLC and its affiliates would exceed 9.99% of the total number of shares of our common stock then issued and outstanding. This beneficial ownership cap shall apply to all shares beneficially owned by Whitebox Advisors, LLC and its affiliates, including the shares of our common stock issuable to such stockholder under that certain Warrant Agreement, dated April 30, 2013, with us.

The shares of common stock disclosed as beneficially owned in the table below include the shares of common stock underlying the Warrants and the Notes.

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Warrants That May Be Offered Hereby	Aggregate Principal Amount of Notes That May Be Offered Hereby	Number of Shares of Common Stock That May Be Offered Hereby	Number of Shares of Common Stock Beneficially Owned After Completion of the Offering (2) (3)	Number of Warrants Owned After Completion of the Offering (2)	Aggregate Principal Amount of Notes Owned After Completion of the Offering (3)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2) (3)
Pandora Select Partners, L.P. (1)	1,048,125	87,535	$2,100,000	888,125	160,000	—	—	*
Whitebox Institutional Partners, L.P. (1)	921,666	46,685	$1,120,000	473,666	448,000	—	—	*
Whitebox Asymmetric Partners, L.P. (1)	966,500	70,028	$1,680,000	710,500	256,000	—	—	*
Whitebox Credit Arbitrage Partners, L.P. (1)	1,472,170	116,714	$2,800,000	1,184,170	288,000	—	—	*
Whitebox Multi-Strategy Partners L.P. (1)	2,668,313	218,837	$5,250,000	2,220,313	448,000	—	—	*
Whitebox Concentrated Convertible Arbitrage Partners, LP (1)	1,704,210	145,892	$3,500,000	1,480,210	224,000	—	—	*
Whitebox Special Opportunities Fund, LP -- Series O (1)	540,062	43,767	$1,050,000	444,062	96,000	—	—	*
	(1)	729,458	$17,500,000	7,401,046	1,920,000	—	—	3.8%

___________________________________

*Percentage beneficially owned after completion of the offering is less than 1%.

(1)Each Selling Stockholder is an affiliate of Whitebox Advisors, LLC. Pursuant to the terms of the Securities Purchase Agreement, Whitebox Advisors, LLC and its affiliates may not acquire a number of shares of our common stock, including without limitation in connection with the purchase, exercise or conversion of the Securities, to the extent that, upon such acquisition, the number of shares of common stock then beneficially owned by Whitebox Advisors, LLC and its affiliates would exceed 9.99% of the total number of shares of our common stock then issued and outstanding.

(2)Assumes the full exercise of the Warrants and the sale of all of the shares of common stock underlying the Warrants owned by such Selling Stockholder offered pursuant to this prospectus.

(3) Assumes the full conversion of the Notes and the sale of all of the shares of common stock underlying the Notes owned by such Selling Stockholder offered pursuant to this prospectus.

Each time a Selling Stockholder sells any shares of common stock,  Warrants or Notes offered by this prospectus, the Selling Stockholder is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about the Selling Stockholder and the terms of the shares of common stock or debt securities being offered in the manner required by the Securities Act.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the Selling Stockholder offers or sells shares of common stock,  Warrants or Notes. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

9

10 DESCRIPTION OF the WARRANTS

The following is a summary of the material provisions of the Warrants. The Warrant Agreement relating to the Warrants and the form of Warrant Certificate for the Warrants are filed as Exhibits 10.41 and 4.18 to our Annual Report on Form 10-K filed with the SEC on March 17, 2014, respectively.

Overview

The Warrants are separately transferable and may be exercised at a price per share of $5.292 at any time or from time to time through 5:30 p.m., Houston, Texas local time, on February 28, 2019, and will expire thereafter.

The Warrants do not confer upon the holder any voting or any other rights of our common shareholders.

Exercise of the Warrants

The Warrants may be exercised at any time or from time to time until the expiration time. The Warrants are evidenced by certificates, which may be physical certificates. Warrants may be exercised by completing and signing the form of election to purchase and delivering the completed and duly executed form of election to purchase to the Company at its principal executive offices or at such other office or agency designated in writing by the Company, together with the warrant certificate and payment in full for the common stock purchased thereunder. Completed warrant certificates and related payments must be received by the Company before the expiration time of the Warrants, at the offices of the Company at the address set forth below.

Warrant Certificate Delivery Method	Address/Number
By Hand Delivery, Mail or Overnight Courier	Endeavour International Corporation Attn: Corporate Secretary 811 Main Street, Suite 2100 Houston, TX 77002

The exercise price of the warrants is subject to customary anti-dilution adjustments for stock splits, combinations, and dividends and for issuances of rights, warrants, options or other securities to all of the holders of our common stock.

Beneficial Owners of Warrants

Warrant holders whose Warrants are held by a nominee, such as a broker, dealer, custodian bank, trustee or other nominee, must contact that nominee to exercise their Warrants. In that case, the nominee will exercise the Warrants on behalf of the Record Date shareholder and arrange for proper payment.

You should complete and return to your broker, dealer, custodian bank, or other nominee the applicable warrant exercise documents provided by such nominee. While we will not charge any fee or sales commission to holders for exercising their Warrants (other than the subscription price), if you exercise your Warrants and/or sell any underlying common stock through a broker, dealer, custodian bank, trustee or other nominee, you are responsible for any fees charged by your broker, dealer, custodian bank, trustee or other nominee.

11 DESCRIPTION OF the NOTES

The following is a summary of the material provisions of the Notes. The Indenture relating to the Notes  and the form of Note for the Notes are filed as Exhibits 4.15 and 4.17 to our Annual Report on Form 10-K filed with the SEC on March 17, 2014, respectively.

Overview

The Notes were issued pursuant to an indenture, dated as of March 3, 2014, among the Company, the guarantors named therein (the “Guarantors”) and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”). The Notes are the Company’s general unsecured and unsubordinated obligations. The Notes rank equally in right of payment with all of the Company’s existing and future unsubordinated indebtedness and senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated to the Notes. The Notes are effectively junior in right of payment to all of the Company’s existing and future secured indebtedness and other obligations, including its guarantee of borrowings outstanding under its main UK operating subsidiary’s existing senior term loan, to the extent of the value of the assets securing such indebtedness and other obligations. The Notes are structurally junior in right of payment to any indebtedness or liabilities of the Company’s subsidiaries that do not guarantee the Notes.

The Notes are guaranteed on a senior basis unsecured by the Guarantors. The guarantees rank equally in right of payment with all of the existing and future senior indebtedness of the Guarantors and senior in right of payment to any of the Guarantors’ future subordinated indebtedness. The guarantees are effectively junior in right of payment to all of the Guarantors’ existing and future secured indebtedness and other obligations, to the extent of the value of the assets securing such indebtedness and other obligations. The guarantees are structurally junior in right of payment to any indebtedness or liabilities of any non-guarantor subsidiary of the Guarantors.

Interest and Maturity

The Notes will mature one day following the earlier of (i) November 30, 2017 and (ii) 91 days prior to the maturity date of the Company’s outstanding 5.5% convertible senior notes due 2016 and the Company’s 11.5% convertible bonds due 2016, if such securities have not been converted, cancelled or extinguished prior to such date or extended or refinanced in full prior to such date with a resulting maturity date not earlier than March 1, 2018.  Interest is payable in cash in arrears on the Notes on each March 1, June 1, September 1 and December 1, commencing on June 1, 2014.

Conversion Rights

Holders may convert their Notes at any time prior to the close of business on the business day immediately preceding the maturity date. The conversion rate for the Notes is initially 214.5002 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $4.662 per share of the Company’s common stock), subject to certain anti-dilution adjustments as provided in the Indenture.

In addition, following certain Make-Whole Fundamental Changes (as defined in the Indenture), the Company will increase the conversion rate for a holder who elects to convert its Notes in connection therewith as provided in the Indenture.

Fundamental Change

If the Company undergoes a Fundamental Change (as defined in the Indenture), subject to certain conditions, each holder of the Notes will have the option to require the Company to purchase all or any portion of its Notes for cash. The fundamental change purchase price will be 101% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest, including additional interest, if any, to, but excluding, the fundamental change purchase date.

No Optional Redemption

The Company may not, at its option, redeem the Notes prior to their maturity.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due at maturity, upon required purchase in connection with a Fundamental Change, upon acceleration or otherwise, of the principal on the Notes; (iii) failure by the Company to comply with its obligation to convert the Notes upon exercise of a holder’s conversion right, and such failure continues for a period of five business days; (iv) failure by the Company to provide notice of a Fundamental Change when due (as described in the Indenture), and such failure continues for a period of five business days; (v) failure by the Company or any Guarantor to comply with certain covenants set forth in the Indenture relating to merger, consolidation or sale of assets; (vi) failure by the Company or any Guarantor to comply with the performance of any of the other covenants or agreements in the Notes or in the Indenture that continues for 60 days after notice of such default; (vii) a default by the Company or any of its subsidiaries occurs with respect to any indebtedness for borrowed money (excluding certain non-recourse indebtedness) having an outstanding principal amount of $10.0 million or more, which default results (a) an such indebtedness becoming or being declared due and payable or (b) failure to make a principal payment when due and payable at its stated maturity, upon required purchase, upon declaration of acceleration or otherwise; provided, however, that any such default will be deemed cured and not continuing upon payment of such indebtedness or rescission of such declaration of acceleration; (viii) a final judgment for the payment of $20,000,000 or more (excluding any amounts covered by insurance or bond) rendered against the Company or any of its subsidiary by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 30 days after (a) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (b) the date on which all rights to appeal have been extinguished; (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of the its significant subsidiaries, and (x) any Note guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor of the Notes denies or disaffirms its obligations under its guarantee. If any Event of Default described in clause (ix) above occurs with respect to the Company, the Notes will automatically become due and payable. If any other default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Modification of the Indenture

Except in certain limited circumstances, the Indenture may not be supplemented or otherwise modified without the consent of all of the holders of Notes affected thereby.

Trustee

Wilmington Savings Fund Society, FSB serves as trustee under the Indenture.

12

13 PLAN OF DISTRIBUTION

We are registering the Securities to permit the resale of these Securities by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Securities.

The Selling Stockholders may from time to time sell, transfer or otherwise dispose all or a portion of their Securities on any stock exchange, market or trading facility on which the Securities are traded or in private transactions. The Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use one or more of the following methods when disposing of the Securities and these sales may be effected in transactions that may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the Selling Stockholder to sell a specified amount of such Securities at a stipulated price;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Securities in the course of hedging in positions they assume. The Selling Stockholders may also sell Securities short and deliver Securities covered by this prospectus to close out short positions and to return borrowed Securities in connection with such short sales. The Selling Stockholders may also loan or pledge Securities to broker-dealers that in turn may sell such Securities.

The Selling Stockholders may pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, and we will amend, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Selling Stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act  We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the Securities registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act or the Securities Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Securities by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to use our reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as the registration statement, of which this prospectus forms a part, has been declared effective under the Securities Act and such Securities have been disposed of pursuant to such registration statement or (2) the date on which the entire amount of Securities may be sold without restriction pursuant to Rule 144 under the Securities Act, including without volume restrictions or the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Once sold under the registration statement, of which this prospectus forms a part, the Securities will be freely tradable in the hands of persons other than our affiliates.

14 LEGAL MATTERS

Vinson & Elkins L.L.P. has passed upon the validity of the Notes offered hereby.  Woodburn and Wedge, our Nevada counsel, has passed upon the validity of the Shares, Warrants, Warrant Shares and Conversion Shares offered hereby. Any underwriters will be advised about other issues relating to any offering by their own legal counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

15 EXPERTS

The consolidated statements of operations, stockholders’ equity and cash flows of Endeavour International Corporation for the year ended December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP (“KPMG”), independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. KPMG’s audit reports covering the December 31, 2011 financial statements refers to a change in the reserve estimates and related disclosures as a result of adopting new oil and gas reserve estimation and disclosure requirements.

On April 9, 2012, the Audit Committee of the Board of Directors of the Company approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and approved the dismissal of the Company’s prior independent registered public accounting firm, KPMG. The Company notified KPMG of its dismissal on April 9, 2012.

The consolidated financial statements of Endeavour International Corporation appearing in Endeavour International Corporation's Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Endeavour International Corporation’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Endeavour Energy UK Limited and subsidiary (EEUK) and Endeavour International Holding BV and subsidiaries (EIHBV) appearing in Endeavour International Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Certain information included or incorporated by reference in this prospectus regarding estimated quantities of oil and gas reserves owned by us is based on estimates of the reserves prepared by or audited by Netherland, Sewell & Associates, Inc., independent petroleum engineers, and all such information has been so incorporated in reliance on the authority of that firm as experts regarding the matters contained in their report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution.

Set forth below are the expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the issuance and distribution of the securities registered hereby. All the expenses will be incurred by us and not by the Selling Stockholders. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee...........................................................................................................................................................	$ 3,799
Printing expenses...............................................................................................................................................................	10,000
Accounting fees and expenses.............................................................................................................................................	30,000
Legal fees and expenses.....................................................................................................................................................	30,000
Miscellaneous...................................................................................................................................................................	10,000
Total...................................................................................................................................................................................	$ 83,799

Item 15.Indemnification of Directors and Officers

Our Articles of Incorporation provide that no officer or director of Endeavour will be personally liable to Endeavour or its stockholders for damages for breach of fiduciary duty as a director or officer, other than (1) for acts or omissions that involve intentional misconduct, fraud or knowing violations of law or (2) the unlawful payment of a distribution. In addition, our Articles of Incorporation and bylaws provide that Endeavour will indemnify its officers and directors and advance related costs and expenses incurred by our officers and directors to the fullest extent permitted by Nevada law. In addition, Endeavour may also enter into agreements with any officer or director and may obtain insurance indemnifying officers and directors against certain liabilities incurred by them.

Nevada Revised Statutes Section 78.138 provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Under Section 78.7502(1) of the Nevada Revised Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Nevada Revised Statutes Section 78.751 permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation. Nevada Revised Statutes 78.751 further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise. Nevada Revised Statutes 78.752 provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Item 16.Exhibits.

(a)The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
1.1

Securities Purchase Agreement, dated February 28, 2014, between Endeavour International Corporation, the Guarantors and certain affiliates of Whitebox Advisors LLC (Incorporated by reference to Exhibit 10.40 to our Annual Report on Form 10-K (Commission File No. 001-32212) filed on March 17, 2014).

4.1(a)	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 of our Quarterly Report on Form 10-Q (Commission File No. 001-32212) for the quarter ended June 30, 2004).
4.1(b)	Certificate of Amendment dated June 1, 2006 (Incorporated by reference to Exhibit 4.2 of our Registration Statement on Form S-3 (Commission File No. 333-139304) filed on December 13, 2006).
4.1(c)	Certificate of Amendment dated June 1, 2010 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on June 3, 2010).
4.1(d)

Amendment to Articles of Incorporation, dated November 17, 2010 (Incorporated by reference to Exhibit 3.1(d) of our Annual Report on Form 10-K (Commission File No. 001-32212) for the year ended December 31, 2010).

4.1(e)

Amendment to Amended and Restated Articles of Incorporation, dated May 24, 2012 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on May 29, 2012).

4.2(a)	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K (Commission File No. 001-32212) for the year ended December 31, 2012).
4.2(b)	Amendment to the Amended and Restated Bylaws effective May 22, 2013 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on May 23, 2013).
4.3

Warrant Agreement between Endeavour International Corporation and the investors party thereto dated February 28, 2014 (Incorporated by reference to Exhibit 10.41 to our Annual Report on Form 10-K (Commission File No. 001-32212) filed on March 17, 2014).

4.4	Form of Warrant Certificate (Incorporated by reference to Exhibit 4.18 to our Annual Report on Form 10-K (Commission File No. 001-32212) filed on March 17, 2014).
4.5

Indenture dated as of March 3, 2014 among Endeavour International Corporation, the Guarantors named therein and Wilmington Savings Fund Society, FSB, as trustee (Incorporated by reference to Exhibit 4.15 to our Annual Report on Form 10-K (Commission File No. 001-32212) filed on March 17, 2014).

4.6

Registration Rights Agreement, dated as of February 28, 2014, between Endeavour International Corporation and certain affiliates of Whitebox Advisors LLC (Incorporated by reference to Exhibit 4.16 to our Annual Report on Form 10-K (Commission File No. 001-32212) filed on March 17, 2014).

4.7

Form of 6.5% Convertible Senior Note (included in Exhibit 4.15 hereto) (Incorporated by reference to Exhibit 4.17 to our Annual Report on Form 10-K (Commission File No. 001-32212) filed on March 17, 2014).

5.1†	Opinion of Vinson & Elkins L.L.P. regarding the legality of the 6.5% Convertible Senior Notes.
5.2†	Opinion of Woodburn and Wedge.
12.1†	Computation of Ratios of Earnings to Fixed Charges.
12.2†	Computation of Ratios of Earnings to Fixed Charges and Preference Securities Dividends.
23.1†	Consent of Independent Registered Public Accounting Firm – KPMG LLP.
23.2†	Consent of Independent Registered Public Accounting Firm – KPMG LLP.
23.3†	Consent of Independent Registered Public Accounting Firm – KPMG LLP.
23.4†	Consent of Independent Reserve Engineers – Netherland, Sewell & Associates, Inc.
23.5†	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.
23.6†	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.
23.7†	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.
23.8†	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
23.9†	Consent of Woodburn and Wedge (included in Exhibit 5.2).
24.1†	Powers of Attorney (included on the signature pages to this registration statement).

_______________________

†Filed herewith.

Item 17.Undertakings

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering price may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(b)That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a trustee, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 21,  2014.

ENDEAVOUR INTERNATIONAL CORPORATION

By:/s/ Catherine L. Stubbs

Catherine L. Stubbs

Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Transier and Catherine L. Stubbs, and each of them severally his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William L. Transier
William L. Transier	Chairman, Chief Executive Officer and President (Principal Executive Officer)	March 21, 2014
/s/ Catherine L. Stubbs	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Catherine L. Stubbs		March 21, 2014
/s/ James H. Browning
James H. Browning	Director	March 21, 2014

/s/ John B. Connally, III
John B. Connally, III	Director	March 21, 2014
/s/ Sheldon R. Erikson
Sheldon R. Erikson	Director	March 21, 2014
/s/ Charles J. Hue Williams
Charles J. Hue Williams	Director	March 21, 2014

/s/ Nancy K. Quinn
Nancy K. Quinn	Director	March 21, 2014
/s/ John N. Seitz
John N. Seitz	Director	March 21, 2014

Exhibit Index

Exhibit Number	Description
1.1

Securities Purchase Agreement, dated February 28, 2014, between Endeavour International Corporation, the Guarantors and certain affiliates of Whitebox Advisors LLC (Incorporated by reference to Exhibit 10.40 to our Annual Report on Form 10-K (Commission File No. 001-32212) filed on March 17, 2014).

4.1(a)	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 of our Quarterly Report on Form 10-Q (Commission File No. 001-32212) for the quarter ended June 30, 2004).
4.1(b)	Certificate of Amendment dated June 1, 2006 (Incorporated by reference to Exhibit 4.2 of our Registration Statement on Form S-3 (Commission File No. 333-139304) filed on December 13, 2006).
4.1(c)	Certificate of Amendment dated June 1, 2010 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on June 3, 2010).
4.1(d)

Amendment to Articles of Incorporation, dated November 17, 2010 (Incorporated by reference to Exhibit 3.1(d) of our Annual Report on Form 10-K (Commission File No. 001-32212) for the year ended December 31, 2010).

4.1(e)

Amendment to Amended and Restated Articles of Incorporation, dated May 24, 2012 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on May 29, 2012).

4.2(a)	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K (Commission File No. 001-32212) for the year ended December 31, 2012).
4.2(b)	Amendment to the Amended and Restated Bylaws effective May 22, 2013 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on May 23, 2013).
4.3

Warrant Agreement between Endeavour International Corporation and the investors party thereto dated February 28, 2014 (Incorporated by reference to Exhibit 10.41 to our Annual Report on Form 10-K (Commission File No. 001-32212) filed on March 17, 2014).

4.4	Form of Warrant Certificate (Incorporated by reference to Exhibit 4.18 to our Annual Report on Form 10-K (Commission File No. 001-32212) filed on March 17, 2014).
4.5

Indenture dated as of March 3, 2014 among Endeavour International Corporation, the Guarantors named therein and Wilmington Savings Fund Society, FSB, as trustee (Incorporated by reference to Exhibit 4.15 to our Annual Report on Form 10-K (Commission File No. 001-32212) filed on March 17, 2014).

4.6

Registration Rights Agreement, dated as of February 28, 2014, between Endeavour International Corporation and certain affiliates of Whitebox Advisors LLC (Incorporated by reference to Exhibit 4.16 to our Annual Report on Form 10-K (Commission File No. 001-32212) filed on March 17, 2014).

4.7

Form of 6.5% Convertible Senior Note (included in Exhibit 4.15 hereto) (Incorporated by reference to Exhibit 4.17 to our Annual Report on Form 10-K (Commission File No. 001-32212) filed on March 17, 2014).

5.1†	Opinion of Vinson & Elkins L.L.P. regarding the legality of the 6.5% Convertible Senior Notes.
5.2†	Opinion of Woodburn and Wedge.
12.1†	Computation of Ratios of Earnings to Fixed Charges.
12.2†	Computation of Ratios of Earnings to Fixed Charges and Preference Securities Dividends.
23.1†	Consent of Independent Registered Public Accounting Firm – KPMG LLP.
23.2†	Consent of Independent Registered Public Accounting Firm – KPMG LLP.

23.3†	Consent of Independent Registered Public Accounting Firm – KPMG LLP.
23.4†	Consent of Independent Reserve Engineers – Netherland, Sewell & Associates, Inc.
23.5†	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.
23.6†	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.
23.7†	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.
23.8†	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
23.9†	Consent of Woodburn and Wedge (included in Exhibit 5.2).
24.1†	Powers of Attorney (included on the signature pages to this registration statement).

_______________________

†Filed herewith.